Exhibit 10.5

AMENDMENT NO. 1 TO

STOCK OPTION AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), effective as of March 4, 2008 by and between AboveNet, Inc., a Delaware corporation having its principal offices at 360 Hamilton Avenue, White Plains, New York  10601 (the “Company”), and Michael Doris (the “Optionee”).

WHEREAS, the Company and Optionee entered into a Stock Option Agreement dated as of September 10, 2003 (the “Option Agreement”);

WHEREAS, as of the date of this Amendment, pursuant to the Option Agreement, the  Optionee’s option to purchase 16,500 Option Shares (as defined in the Option Agreement) has previously vested;

WHEREAS, the Company and the Optionee desire to amend the Option Agreement to provide for a cashless exercise of the Option under certain circumstances;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Option Agreement as follows:

Section 5 of the Option Agreement is hereby amended by inserting a new subsection (c) immediately following Section 5(b):

“(c) Upon termination of the Optionee’s employment by the Company without Cause, and provided that the Optionee executes and delivers the Separation of Employment and General Release Agreement annexed to the Optionee’s Employment Agreement dated as of August 31, 2003 as amended, the Optionee shall be entitled to the following:  The Company agrees to offer the Optionee the right to exercise the Option through a “cashless exercise” (as described below), provided that such offer shall only remain in effect until the earlier of (i) three (3) years from the date of termination of the Optionee’s employment by the Company without Cause and (ii) the date an effective registration statement covering the sale and resale of the Common Stock pursuant to the Option has been filed and become effective (the “Election Period”), after which time the offer shall expire and may no longer be elected.  If within the Election Period the Optionee elects a cashless exercise of the Option in whole or in part, by the delivery of a written notice of exercise by the Optionee to the Company at its principal office stating the number of Option Shares as to which the Option is being exercised, the Company shall (i) satisfy the Exercise Price by reducing the number of Option Shares issued to the Optionee upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price and (ii) reduce the number of Option Shares issued upon exercise of the Option in an amount sufficient to meet the Company’s estimate of the Optionee’s actual federal and state tax triggered by such exercise.  For such estimate, the Company will utilize a 35% federal tax rate and a 7.35% state tax rate.  From the proceeds, the amount necessary to cover the Optionee’s minimum withholding taxes will be remitted by the Company directly to the federal and state tax authorities.  The difference between that amount and the Company’s estimate of the Optionee’s actual tax will be remitted to the Optionee.  Any election to cause the Company to repurchase shares necessary to cover applicable taxes with shares of Common Stock to engage in a cashless exercise of the Option shall be irrevocable once made. The Optionee understands that the Option Shares are not currently registered under the 1933 Act and that the issuance to the Optionee of any Option Shares can only be accomplished through an applicable exemption.”

2.             Section 7 of the Option Agreement is hereby amended by adding new subsection (c) immediately after Section 7(b):

“(c)         The Optionee agrees to provide the Company any reasonable certificate or representation that may be necessary in order for the Company to determine that any issuance of the Option Shares is exempt from registration under the 1933 Act.”

Except as expressly set forth in this Amendment, the Option Agreement shall remain in full force and effect and together with this Amendment shall constitute the entire agreement between the Company and the Optionee with respect to the subject matter set forth therein and herein and supersede all prior agreements between such parties with respect to such subject matter.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AboveNet, Inc.

By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP, General Counsel and Secretary

By:	/s/ Michael Doris
Michael Doris